                                                                     Exhibit 5.1




                     [Letterhead of McDermott, Will & Emery]



                                October 17, 2002


IESI Corporation
6125 Airport Freeway
Suite 202
Haltom City, Texas 76117

            RE: Registration Statement on Form S-4 Relating to $150,000,000 Aggregate Principal Amount of 10-1/4% Senior Subordinated Notes due 2012
                  --------------------------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to IESI Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-4 (the "Registration Statement"), which includes a form of prospectus (the "Prospectus") relating to the proposed exchange by the Company of $150,000,000 aggregate principal amount of its 10-1/4% Senior Subordinated Notes due 2012, which are to be registered under the Act (the "Exchange Notes"), for a like amount of its outstanding, unregistered 10-1/4% Senior Subordinated Notes due 2012 issued on June 12, 2002 (the "Outstanding Notes"). The Exchange Notes will be guaranteed as to the payment of principal and interest thereon (such guarantees, the "Subsidiary Guarantees" and, collectively, with the Exchange Notes, the "Securities") by each of the entities listed on SCHEDULE A hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"). The Securities will be issued pursuant to an indenture, dated as of June 12, 2002, among the Company, the Subsidiary Guarantors named therein and The Bank of New York, as trustee (the "Trustee"),as supplemented by a Supplemental Indenture No. 1, dated as of October 16, 2002, among the Company, the Trustee, the Existing Subsidiary Guarantors named therein and the New Subsidiary Guarantors named therein (as so supplemented, the "Indenture").

            In rendering the opinions set forth below, we have examined and relied on originals or copies of the Registration Statement, Indenture, form of Exchange Note and such other records, documents, certificates and instruments as we have deemed necessary or appropriate as a basis for the opinions set forth below.

            In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. With regard to factual matters, we have been provided with, and with your consent have relied (without independent verification) upon, representations, certificates and statements of the Company and the Subsidiary Guarantors and their respective officers and other representatives and of public officials.

IESI Corporation                     Page 2                     October 17, 2002


            For purposes of the opinions set forth herein, we have assumed that:
(i) the Trustee is and has been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Indenture; (ii) the Indenture has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; (iv) the Trustee had and has the requisite organizational and legal power and authority to perform its obligations under the Indenture; and (v) the Exchange Notes will be duly authenticated by the Trustee in the manner provided in the Indenture.

            Members of this firm are admitted to the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, applicable provisions of the Delaware Constitution, reported judicial decisions interpreting such laws and the laws of the State of New York. We express no opinion as to the effect of any federal or state laws regarding fraudulent transfers or conveyances.

            Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. When duly executed by the Company and authenticated by the
            Trustee in accordance with the Indenture and delivered in exchange for the Outstanding Notes pursuant to the exchange offer described in the Registration Statement, the Exchange Notes will be duly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

                  2. Upon the due execution, authentication and issuance of the
            Exchange Notes in accordance with the Indenture and the delivery of the Exchange Notes in exchange for the Outstanding Notes pursuant to the exchange offer described in the Registration Statement, the Subsidiary Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

            The opinions set forth herein are subject in each case to the following qualifications:

                  A. enforcement may be limited by applicable bankruptcy,
            insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter existing affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

                  B. we express no opinion as to the enforceability of any
            rights to contribution or indemnification provided for in, or with respect to, the Securities which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

IESI Corporation                     Page 3                     October 17, 2002


            We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

            This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

                                    Very truly yours,

                                    /s/ McDermott, Will & Emery

                                   SCHEDULE A



            IESI AR Corporation
            IESI AR Landfill Corporation
            IESI LA Corporation
            IESI LA Landfill Corporation
            IESI MO Corporation
            IESI NJ Corporation
            IESI NJ Recycling Corporation
            IESI NY Corporation
            IESI OK Corporation
            IESI PA Bethlehem Landfill Corporation
            IESI PA Blue Ridge Landfill Corporation
            IESI PA Corporation
            IESI TX Corporation
            IESI TX GP Corporation
            IESI DE Corporation
            IESI DE LP Corporation
            IESI TX Landfill LP
            Total Waste Systems, Inc.
            TWS, Inc.
            TWS Of Southwestern Oklahoma, Inc.
            Ervin's Trash Services, Inc.
            Grand Lake Sanitation, Inc.
            TWS Of Caddo County, Inc.
            Center Point Disposal, Inc.
            AMD Inc.
            Enviroclean Systems, Inc.
            Best Disposal Service, Inc.
            Central Louisiana Waste, LLC